SIXTH AMENDMENT

dated as of October 15, 2019 to the

SERVICE AGREEMENT

dated as of November 28, 2007 among

VAN ECK SECURITIES CORPORATION (the "Distributor"), PRINCIPAL LIFE INSURANCE COMPANY
AND PRINCIPAL NATIONAL LIFE INSURANCE COMPANY (collectively, the "Company"), and PRINCOR FINANCIAL SERVICES CORPORATION ("Princor") (together with the Exhibits, as amended from time to time, the "Agreement").

The parties have previously entered into the Agreement and have now agreed to amend the Agreement by the terms of this Sixth Amendment (this "Amendment").

Accordingly, in consideration of the mutual agreements contained in this Amendment, the parties agree as follows:

1.	Amendment of Exhibit B to the Agreement.

Exhibit B is hereby amended and restated in accordance with the Amended and Restated Exhibit B attached hereto.

2.	Representations

Each party represents to the other party in respect of the Agreement, as amended pursuant to this Amendment, that all representations made by it pursuant to the Agreement are true and accurate as of the date of this Amendment.

3.	Miscellaneous

(a)	Entire Agreement; Restatement.

i.
This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

ii.
Except for any amendment to the Agreement made pursuant to this Amendment, all terms and conditions of the Agreement will continue in full force and effect in accordance with its provisions on the date of this Amendment. References to the Agreement will be to the Agreement, as amended by this Amendment.

(b)	Amendments. No amendment, modification or waiver in respect of the matters contemplated by this Amendment will be effective unless made in accordance with the terms of the Agreement.

(c)	Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(d)	Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

IN WITNESS WHEREOF the parties have executed this Amendment with effect from the date specified first on the first page of this Amendment.

VAN ECK SECURITIES CORPORATION	PRINCIPAL LIFE INSURANCE COMPANY

By: /s/ Matthew Bohinsky	By: /s/ Todd A. Jones
Name: Matthew Bohinsky	Name: Todd A. Jones
title: Assistant Vice President	Title: Assistant Director - Product Management

PRINCIPAL NATIONAL LIFE INSURANCE
COMPANY

By: /s/ Todd A. Jones
Name: Todd A. Jones
Title: Assistant Director - Product Management

EXHIBIT B

dated as of October 15, 2019
to the

SERVICE AGREEMENT

dated as of November 28, 2007

VARIABLE ACCOUNTS and CONTRACTS

PRINCIPAL LIFE INSURANCE COMPANY VARIABLE LIFE SEPARATE ACCOUNT

•	Contracts investing in Initial Class shares:

◦	Principal Benefit Variable Universal Life

◦	Principal Benefit Variable Universal Life II

◦	Principal Executive Variable Universal Life

◦	Principal Executive Variable Universal Life II

◦	Principal Executive Variable Universal Life III

•	Contracts investing in Class S shares:

◦	Principal Flexible Variable Life

◦	Principal Survivorship Flexible Premium Variable Universal Life

◦	Principal Variable Universal Life Accumulator

◦	Principal Variable Universal Life Accumulator II

◦	Principal Variable Universal Life Income

◦	Principal Variable Universal Life Income II

◦	PrinFlex Life®

◦	Principal Variable Universal Life Income IV

PRINCIPAL LIFE INSURANCE COMPANY SEPARATE ACCOUNT B

•	Contracts investing in Class S shares:

◦	Investment Plus Variable Annuity

◦	Principal Flexible Variable Annuity

PRINCIPAL NATIONAL LIFE INSURANCE COMPANY VARIABLE LIFE SEPARATE ACCOUNT

•	Contracts investing in Class S shares:

◦	Principal Variable Universal Life Income III

◦	Principal Variable Universal Life Income IV

•	Contracts investing in Initial Class shares:

◦	Principal Executive Variable Universal Life III

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